UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 5, 2013

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8303	51-0261339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 5, 2013, The Hallwood Group Incorporated (the “Company”) issued a press release to provide an update regarding its liquidity situation. A copy of the July 5, 2013 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information under this item in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously disclosed, on April 11, 2013, the Company received a letter from NYSE MKT LLC (the “Exchange”) indicating that the Company was not in compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide. The Exchange had determined that the Company’s financial condition had become impaired based upon its review of the Company’s Form 10-K for the fiscal year ended December 31, 2012. The Company submitted a plan of compliance with the Exchange on May 13, 2013.

On July 8, 2013, the Company issued a press release announcing receipt of a letter from the Exchange dated July 5, 2013 that the Company has resolved the continued listing deficiency referenced in the Exchange’s letter dated April 11, 2013 with respect to Section 1003(a)(iv) of the NYSE MKT Company Guide. A copy of the July 8, 2013 press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 Other Events

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulations S-K:

Exhibit Number	Description of Exhibit

99.1	Press release issued by The Hallwood Group Incorporated on July 5, 2013 providing an update regarding its liquidity situation.

99.2	Press release issued by The Hallwood Group Incorporated on July 8, 2013 announcing it has regained compliance with the NYSE MKT listing standards.

THE HALLWOOD GROUP INCORPORATED

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 9, 2013

THE HALLWOOD GROUP INCORPORATED

By:	/s/ Richard Kelley
Name:	Richard Kelley
Title:	Vice President & Chief Financial Officer

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